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                                                                    EXHIBIT 5(a)

                                 Citigroup Inc.

                                                                May 2, 2005

Citigroup Funding Inc.
Citigroup Inc.
399 Park Avenue
New York, NY 10043

Ladies and Gentlemen:


            I am General Counsel - Capital Markets of Citigroup Inc., a Delaware corporation (the "Guarantor") and the parent company of Citigroup Funding Inc., a Delaware corporation (the "Company"). I refer to the filing by the Company and the Guarantor with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to
(i) debt securities of the Company, which may be senior debt securities (the "Senior Securities") or subordinated debt securities (the "Subordinated Securities" and, together with the Senior Securities, the "Debt Securities"),
(ii) warrants of the Company ("Index Warrants") representing the right to receive, upon exercise, an amount in cash that will be determined by reference to prices, yields, levels or other specified objective measures, (iii) debt security and index warrant units ("Debt Security and Index Warrant Units") representing ownership of a Debt Security and an Index Warrant and (iv) guarantees of the Guarantor (the "Guarantees") in respect of the Senior Securities, Subordinated Securities, Index Warrants and Debt Security and Index Warrant Units (collectively, the "Offered Securities"). The Offered Securities being registered under the Registration Statement, as amended, will have an aggregate initial offering price of up to $10,000,000,000 or the equivalent thereof in foreign currencies or composite currencies and will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Act").


            Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Senior Securities will be issued under (i) an indenture to be entered into among the Company, the Guarantor and The Bank of New York, as trustee, or (ii) an indenture (together with the first indenture, the "Senior Indentures") to be entered into among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as trustee, and the Subordinated Securities will be issued under an indenture (the "Subordinated Indenture" and, together with the Senior Indentures, the "Indentures," each of which may be referred to herein as an "Indenture") to be entered into among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (each of The Bank of New York, JPMorgan Chase Bank, N.A. and Deutsche Bank Trust Company Americas being referred to herein as a "Trustee"). The Index Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into among the Company, the Guarantor and one or more institutions as identified in the applicable Warrant Agreement.

            I, or attorneys under my supervision, have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company and the Guarantor, certificates or documents as I have deemed appropriate as a

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basis for the opinions expressed below. In such examination, I (or such persons)
have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

            Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus, prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus, prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the prospectus(es), prospectus supplement(s), pricing supplement(s) or term sheet(s) referred to therein; and (vi) the Company will authorize the offering and issuance of the Offered Securities and the terms and conditions thereof and will take any other appropriate additional corporate action, I am of the opinion that:

            1. Each of the Company and the Guarantor is a duly incorporated and existing corporation under the laws of the State of Delaware.

            2. With respect to the Debt Securities and related Guarantees to be issued under the Senior Indentures or the Subordinated Indenture, assuming the
(i) due qualification of the applicable Trustee under the Trust Indenture Act of 1939, as amended, (ii) due authorization, execution, and delivery of the applicable Indenture by the applicable Trustee and (iii) due execution, authentication and delivery of the Debt Securities in accordance with the terms of the applicable Indenture, when such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement, such Debt Securities (including any Debt Securities issued as part of any Debt Security and Index Warrant Units) and Guarantees will be legal, valid and binding obligations of the Company and the Guarantor and will be entitled to the benefits of the applicable Indenture.

            3. With respect to the Index Warrants and related Guarantees, assuming the (i) due authorization, execution and delivery of the applicable Warrant Agreement by the parties thereto, and (ii) due execution, countersignature and delivery of the Index Warrants, such Index Warrants and Guarantees will be legal, valid and binding obligations of the Company and the Guarantor.

            4. With respect to the Debt Security and Index Warrant Units and related Guarantees, assuming the due execution, countersignature and delivery of the Debt Security and Index Warrant Units, when such Debt Security and Index Warrant Units have been issued and

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sold, such Debt Security and Index Warrant Units and Guarantees will be legal, valid and binding obligations of the Company and the Guarantor.

            Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantor, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

            My opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution). I am not admitted to the practice of law in the State of Delaware.

            I consent to the filing of this opinion in the Registration Statement and to the reference to my name in the Prospectuses and Prospectus Supplements constituting a part of such Registration Statement under the heading "Legal Matters". In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     /s/ John R. Dye
                                                     ___________________________

                                                     John R. Dye

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